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Exhibit 10.2.5

                           AGREEMENT REGARDING CERTAIN
                      TELECOMMUNICATIONS "CLUB" OPERATIONS
                    AND EXCEPTION TO NONCOMPETITION AGREEMENT

AGREEMENT entered into as of the 1st day of September, 1998 by and among QUINTEL COMMUNICATIONS, INC., a corporation organized under the laws of Delaware with offices at One Blue Hill Plaza, Fifth Floor, Pearl River, New York 10965 (hereafter referred to as "Quintel"; Quintel and its subsidiaries and affiliates, and entities controlling, controlled by or under common control with Quintel are collectively referred to as the "Quintel Companies"), ACCESS RESOURCE SERVICES, INC., a Delaware corporation with offices at 2455 E. Sunrise Boulevard, Fort Lauderdale, Florida 33304 (hereafter referred to as "Access"), REAL COMMUNICATION SERVICES, INC., a Delaware corporation with offices at 2455
E. Sunrise Boulevard, Fort Lauderdale, Florida 33304 (hereafter referred to as "RCI") and BAHIA ENCOUNTERS INC., a Florida corporation with offices at 2455 E. Sunrise Boulevard, Fort Lauderdale, Florida 33304 (hereafter referred to as "Bahia")], and STEVEN L. FEDER, an individual residing at 14 Isla Bahia Drive, Fort Lauderdale, Florida 33314 ("Feder"). Access, RCI, and Bahia and their respective subsidiaries and affiliates, and entities controlling, controlled by or under common control with Access, RCI, Bahia or Feder, including Psychic Readers Network, Inc., a Florida corporation ("PRN"), are collectively referred to as the "PRN Companies".

                                    RECITALS:

1. Quintel, Feder and other principals of the PRN Companies (the "PRN Principals") are parties to Noncompetition and Right of First Refusal Agreements dated September 10, 1996 (the "Noncompetition Agreements"), which, among other things, prohibit PRN and the PRN Principals from engaging in any business activity competitive with the businesses conducted by the Quintel Companies, including theme related telephone service programs or membership clubs.

2. The PRN Companies have been engaged in the business of offering telephone entertainment services on a pay-per-call basis (the "800 Number Pay-per-Call Business").

3. The Quintel Companies market membership clubs ("Clubs") offering enhanced telecommunications products and services, including voice-mail and other telecommunications services (the "Telco Services"), entitling the club member ("Club Member") to utilize the Telco Services offered by the Clubs for a certain number of free minutes of telephone time during a specified period, and which have been billed to the customers as 900 number telephone services.

4. In addition to the 800 Number Pay-per-Call Business, the PRN Companies, with the consent of Quintel pursuant to an agreement dated as of February 1, 1998, have marketed Clubs offering telephone psychic and "new-age" entertainment services which have been billed to their customers as 800 number telephone services (the "PRN 800 Number Psychic Clubs").
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5.    The Quintel Companies have agreed, on the terms set forth in this
Agreement, to permit the PRN Companies to market to their customers Clubs offering Telco Services, which will be billed to customers as 800 Number voice-mail or other telecommunication services (the "PRN 800 Number Telco Clubs"), and which may include offerings of psychic, new age and astrological services (the services to be offered by the PRN 800 Number Telco Clubs are referred to as the "PRN Club Services").

6. The PRN Companies are parties to an agreement with VRS Billing Systems, a division of Integretel, Incorporated ("VRS"), a telecommunications billing company, under which telecommunications services furnished by telecommunications carriers ("Carriers") are provided to the PRN Companies for use in providing telephone entertainment services to their customers, as well as to customers of the Quintel Companies (VRS and any other billing company or service bureau providing such telecommunications services are referred to as "Service Bureaus").

NOW, THEREFORE, for good and valuable consideration, receipt of which is acknowledged by the parties, it is hereby agreed as follows:

1.    CESSATION OF PRN'S 800 NUMBER PSYCHIC CLUB BUSINESS.

      a. The PRN Companies and Feder represent, warrant and covenant that they have ceased the operation of the PRN 800 Number Psychic Club business, and shall not engage in any other telecommunications service Club business offering voice-mail or other telecommunications services or psychic, astrology, personals or other similar services using either 800 or 900 telephone numbers, except in connection with the operation of PRN 800 Number Telco Clubs pursuant to the terms of this Agreement.

      b. It is acknowledged that certain of the PRN Companies provide the Quintel Companies with live psychic operator services pursuant to another agreement with certain Quintel Companies, and will continue to provide such services to the Quintel Companies, and will also provide such services to the PRN Companies in connection with the operation of the PRN 800 Number Telco Clubs.

2.    OPERATION OF THE PRN 800 NUMBER TELCO CLUBS.

      a. Quintel hereby consents to the operation of the PRN 800 Number Telco Clubs by the PRN Companies.

      b. In consideration for Quintel's consent, and as a condition to the continuation of Quintel's consent to the operation of the PRN 800 Number Telco Clubs, the PRN Companies agree to all of the provisions of this Paragraph 2(b).

            i. All of the following matters shall require Quintel's prior approval:

                  (1) the type of services offered by the PRN 800 Number Telco Clubs,


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                  (2)   the terms upon which the PRN Club Services are offered
                        by the PRN 800 Number Telco Clubs,

                  (3) the form and content of the Club's marketing materials, including without limitation, telemarketing scripts, infomercials and commercials in all media, and

                  (4) the use of any Service Bureau other than VRS in connection with the operation of the PRN 800 Number Telco Clubs.

            ii. On all telephone calls to the PRN 800 Number Telco Club 800 telephone number in which new customers are enrolled or in which existing customers are offered new or additional PRN Club Services, a VRU preamble will offer the caller the opportunity to join a Quintel Club selected by Quintel (the "VRU Preamble"). The contents of the VRU Preamble shall be approved in advance by Quintel. Use of the VRU Preamble may be discontinued by PRN in the offering of PRN 800 Number Telco Clubs on thirty (30) days prior written notice to Quintel, and upon such discontinuance, the PRN Companies shall immediately, without the requirement of any notice or demand from Quintel, cease the solicitation of new customers for the PRN 800 Number Telco Clubs, but may continue the operation of the PRN 800 Number Telco Clubs for their existing Club customers, subject to all of the other provisions of this Agreement, including the payment of the Quintel Fee referred to below. Quintel may give thirty (30) days prior written notice to Access that use of the VRU Preamble by the PRN Companies in the offering of PRN 800 Number Telco Clubs be discontinued, and upon such discontinuance, the PRN Companies shall immediately, without the requirement of any further notice or demand from Quintel, cease the solicitation of new customers for the PRN 800 Number Telco Clubs, but may continue the operation of the PRN 800 Number Telco Clubs for their existing Club customers, subject to all of the other provisions of this Agreement, including the payment of the Quintel Fee referred to below.

            iii. The PRN Companies, jointly and severally, agree that Quintel will be paid on a monthly basis, within thirty (30) days after the end of each calendar month during which the PRN 800 Number Telco Clubs operate, an amount equal to the product of {$ Confidential portion omitted and filed separately with the Commission} multiplied by the number of PRN 800 Number Telco Club customers billed during such month (hereafter such amount payable to Quintel is referred to as the "Quintel Fee"). The Quintel Fee shall be paid when due without set-off or deduction of any kind. In the event that the aggregate payments collected by the PRN Companies from the Service Bureau for the PRN 800 Number Telco Club


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                  billings is less than the aggregate Quintel Fee (the amount by which such collections are less than the aggregate Quintel Fee is referred to as the "Shortfall"), and the Shortfall occurs because of the insolvency or bankruptcy of the Service Bureau, then, provided that the PRN Companies use diligent efforts to collect the Shortfall (including, without limitation commencement of actions to collect the Shortfall and filing and prosecution of proofs of claim), that portion of the Quintel Fees equal to the Shortfall shall not be payable to Quintel until such time as and only to the extent that any of the PRN Companies collect the Shortfall.

                  (1) Concurrently herewith, the PRN Companies which have a contractual relationship with VRS have issued a letter of direction to VRS authorizing VRS to deduct the Quintel Fee from any amounts due from VRS to the PRN Companies prior to making any payment to the PRN Companies, and to pay the amount of the Quintel Fee so deducted directly to Quintel or for its account. Such a letter of direction shall be delivered by the PRN Companies to any other Service Bureau with which any of them arrange for the provision of telecommunications Carrier services for the PRN 800 Number Telco Clubs. The PRN Companies hereby agree that a copy of this Agreement may be delivered by Quintel to any such Service Bureau which does not receive a letter of direction as evidence of such direction, and further agree that delivery of such a copy shall constitute authorization by the PRN Companies to the Service Bureau to deduct the Quintel Fee and pay or credit same to Quintel's account.

                  (2) By his signature at the end of this Agreement, Feder personally guarantees to Quintel the payment of the Quintel Fee when due.

      c. The PRN Companies represent and warrant to the Quintel Companies that they will conduct the operations of the PRN 800 Number Telco Clubs in accordance with all applicable laws and regulations.

      d. The Quintel Companies shall have the right in their discretion to cease the operation of any or all of the Quintel Clubs for any reason or no reason, in which event the PRN Companies shall upon notice from Quintel immediately discontinue any reference to such discontinued Quintel Club in the VRU Preamble.

      e. The Quintel Companies shall have the right in their discretion to modify the terms of their consent to the operation of the PRN 800 Number Telco Clubs, for any reason or no reason, and if Quintel and the PRN Companies are unable for any reason to reach agreement upon such modifications, the PRN Companies shall within thirty (30) days after receipt of notice to such effect from Quintel cease the


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            solicitation of new customers for the PRN 800 Number Telco Clubs, but may continue the operation of the PRN 800 Number Telco Clubs for their existing Club customers subject to all of the other provisions of this Agreement, including the payment of the Quintel Fee. The Quintel Companies shall also have the right in their discretion to terminate their consent to the operation of the PRN 800 Number Telco Clubs, for any reason or no reason, and the PRN Companies shall within thirty (30) days after receipt of notice to such effect from Quintel cease the operation of the PRN 800 Number Telco Clubs the solicitation of new customers for the PRN 800 Number Telco Clubs, but may continue the operation of the PRN 800 Number Telco Clubs for their existing Club customers, subject to all of the other provisions of this Agreement, including the payment of the Quintel Fee.

3.    INDEMNIFICATIONs.

      a. The PRN Companies jointly and severally agree to indemnify the Quintel Companies against any claims made by PRN 800 Number Telco Club Members, VRS or any other Service Bureau providing services to the PRN 800 Number Telco Clubs, any governmental or regulatory body, or any other party, arising out of the operation of the PRN 800 Number Telco Clubs and shall hold the Quintel Companies harmless from any liability, cost or expense arising in connection therewith.

      b. The Quintel Companies jointly and severally agree to indemnify the PRN Companies against any claims made by Quintel Club Members, any Service Bureau providing services to the Quintel Clubs, any governmental or regulatory body, or any other party, arising out of the operation of the Quintel Clubs advertised as part of the PRN 800 Number Telco Clubs in accordance with this Agreement, and shall hold the PRN Companies harmless from any liability, cost or expense arising in connection therewith.

      c. Promptly after receipt by any party hereto (the "Indemnitee") of notice of any demand, claim or circumstances which, with the lapse of time, would or might give rise to a claim or the commencement (or threatened commencement) of any action, proceeding or investigation (an "Asserted Liability") that may result in any claim for which a party is entitled to indemnification under this Agreement (a "Claim"), the party entitled to indemnification (the "Indemnitee") shall promptly give notice thereof (the "Claims Notice") to the party obligated to provide indemnification pursuant to this Agreement (the "Indemnifying Party"); provided, however, that the failure of any Indemnitee to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under paragraph (a) or (b) of this Section, except to the extent that the Indemnifying Party is actually prejudiced by such failure to give notice. The Claims Notice shall describe the Asserted Liability in reasonable detail, and shall indicate the amount (estimated,


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            if necessary and to the extent feasible) of the Claim that has been or may be suffered by the Indemnitee.

      d. The Indemnifying Party may elect to compromise or defend, at its own expense and by its own counsel, any Asserted Liability. If the Indemnifying Party elects to compromise or defend such Asserted Liability, it shall within thirty (30) days (or sooner, if the nature of the Asserted Liability so requires) notify the Indemnitee of its intent to do so, and the Indemnitee shall cooperate, at the expense of the Indemnifying Party, in the compromise of, or defense against, such Asserted Liability.

            i. If the Indemnifying Party elects not to compromise or defend the Asserted Liability, fails to notify the Indemnitee of its election as herein provided or contests its obligation to indemnify under this Agreement, the Indemnitee may pay, compromise or defend such Asserted Liability at the expense of the Indemnifying Party (if the Indemnifying Party is found obligated to indemnify the Indemnitee with respect to the Claim).

            ii. Subject to the limitations contained in Paragraph 3(e)( on the obligations of the Indemnifying Party in respect of proposed settlements, the Indemnitee shall have the right to employ its own counsel with respect to any Asserted Liability, but the fees and expenses of such counsel shall be at the expense of such Indemnitee unless (1) the employment of such counsel shall have been authorized in writing by the Indemnifying Party in connection with the defense of such action, or (2) such Indemnifying Party shall not have, as provided above, promptly employed counsel reasonably satisfactory to the Indemnitee to take charge of the defense of such action, or
                  (3) the Indemnitee shall have reasonably concluded based on an opinion of counsel that there may be one or more legal defenses available to it which are different from or additional to those available to such Indemnifying Party, in any of which events such reasonable fees and expenses shall be borne by the Indemnifying Party and the Indemnifying Party shall not have the right to direct the defense of such action on behalf of the Indemnitee in respect of such different or additional defenses.

            iii. If the Indemnifying Party chooses to defend any claim, the Indemnitee shall make available to the Indemnifying Party any books, records or other documents within its control that are necessary or appropriate for such defense. If the Indemnifying Party elects not to assume the defense of a Claim, it will not be obligated to pay the fees and expenses of more than one counsel for all Indemnitees with respect to such claim, unless in the reasonable judgment of an Indemnitee, and in the opinion of such Indemnitee's counsel, a conflict of interest may exist between such Indemnitee and any other of such Indemnitees with respect to such claim, in which event the Indemnifying Party shall be obligated to pay the fees and expenses of such additional counsel or counsels.

      e. Notwithstanding the provisions of paragraph 3(c) neither the Indemnifying Party nor the Indemnitee may settle or compromise any claim for which indemnification


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            has been sought and is available hereunder, over the objection of the other; provided, however, that consent to settlement or compromise shall not be unreasonably withheld or delayed. If, however, the Indemnitee refuses to consent to a bona fide offer of settlement which the Indemnifying Party wishes to accept, the Indemnitee may continue to pursue such matter, free of any participation by the Indemnifying Party, at the sole expense of the Indemnitee. In such event, the obligation of the Indemnifying Party to the Indemnitee shall be equal to the lesser of (i) the amount of the offer of settlement which the Indemnitee refused to accept plus the costs and expenses of the Indemnitee prior to the date the Indemnifying Party notified the Indemnitee of the offer of settlement, or (ii) the actual out-of-pocket amount the Indemnitee is obligated to pay as a result of the Indemnitee's continuing to pursue such matter. No party will be required to consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such party of a release from all liability in respect to the Claim.

4.    MISCELLANEOUS.

      a. Neither PRN nor any of the PRN Companies may assign its rights and obligations under this Agreement without the consent of Quintel, except that assignment to any subsidiary or affiliate controlling, controlled by or under common control with the PRN Companies shall not require such consent, but only prior written notice to Quintel. Any of the Quintel Companies may assign its rights and obligations under this Agreement to any subsidiary or affiliate controlling, controlled by or under common control with the Quintel Companies, or in connection with the sale of all or substantially all of the assets of any of the Quintel Companies or a merger or consolidation of any of the Quintel Companies with another entity, provided prior written notice of such assignment is given to Access.

      b. The Noncompetition Agreements remain in full force and effect. The consent given by Quintel to the operation of the PRN 800 Number Telco Clubs shall not be deemed to be a waiver of any of the rights and obligations of the parties to the Noncompetition Agreements. Any other exceptions to the provisions of the Noncompetition Agreements shall require the written consent of Quintel.

      c. Any notice or other communications required or permitted hereunder shall be in writing and shall be deemed effective (a) upon personal delivery, if delivered by hand and followed by notice by mail or facsimile transmission; (b) one day after the date of delivery by Federal Express or other nationally recognized courier service, if delivered by priority overnight delivery between any two points within the United States; or (c) five days after deposit in the mails, if mailed by certified or registered mail (return receipt requested) between any two points within the United States, and in each case of mailing, postage prepaid, addressed to a party


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            at its address first set forth above, or such other address as shall be furnished in writing by like notice by any such party.

      d. No waiver by a party of any breach of this Agreement by the other shall be deemed to be a waiver of any preceding or subsequent breach.

      e. This Agreement contains the entire understanding of the parties hereto with respect to the subject matter contained herein.

      f. Each party hereto intends that this Agreement shall not benefit or create any right or cause of action in or on behalf of any person other than the parties hereto and the other persons executing this Agreement.

      g. This Agreement may not be changed orally, but only by an agreement in writing signed by the party or parties to be charged thereby.

      h. This Agreement shall be governed by and construed in accordance with the law of New York, including its choice of law rules. Any judicial proceeding brought against any of the parties to this Agreement on any dispute arising out of this Agreement or any matter related hereto shall be brought in the courts of the State of New York in New York County or in the United States District Court for the Southern District of New York, and, by execution and delivery of this Agreement, each of the parties to this Agreement accepts for itself the jurisdiction of the aforesaid courts, irrevocably consents to the service of any and all process in any action or proceeding by the mailing of copies of such process to such party at its address provided for the giving of notices under Section 6(b) above, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement. Each party hereto irrevocably waives to the fullest extent permitted by law any objection that it may now or hereafter have to the laying of the venue of any judicial proceeding brought in such courts and any claim that any such judicial proceeding has been brought in an inconvenient forum.

      i. This agreement does not constitute a joint venture or partnership by the parties, and each party is entering into this Agreement as a principal and not as an agent of the other.

      j. This Agreement is intended to be performed in accordance with, and only to the extent permitted by, all applicable laws, ordinances, rules and regulations. In case any one or more of the provisions contained in this Agreement or any application thereof shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and any other application thereof shall not in any way be affected or impaired thereby, and the extent of such invalidity or unenforceability shall not be deemed to destroy the basis of the bargain among the parties as expressed herein, and the


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            remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected thereby, but rather shall be enforced to the greatest extent permitted by law.

      k. The section headings appearing in this Agreement are for convenience of reference only and are not intended, to any extent or for any purpose, to limit or define the text of any section.

      l. This Agreement may be executed in several counterparts and all counterparts so executed shall constitute one agreement binding on all the parties hereto, notwithstanding that all the parties are not signatory to the original or the same counterpart.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

QUINTEL COMMUNICATIONS, INC.        BAHIA ENCOUNTERS, INC.


By: /s/ Jeffrey Schwartz            By: /s/ Steven L. Feder
    ----------------------------        ----------------------------


PSYCHIC READERS NETWORK, INC.       REAL COMMUNICATION SERVICES, INC.


By: /s/ Steven L. Feder             By: /s/ Steven L. Feder
    ----------------------------        ----------------------------


ACCESS RESOURCE SERVICES, INC.


By: /s/ Steven L. Feder             /s/ Steven L. Feder
    ----------------------------    --------------------------------
                                    Steven L. Feder


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